SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): November 1, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                     000-50413                  87-0217252
           (Commission File Number) (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 1, 2004, Advantage Capital Development Corp issued a press release announcing that Platinum IT Consulting, a subsidiary of its portfolio company, Global IT Holdings Inc., has signed eight new contracts with major national and multi-national companies.

Global IT Holdings recently completed a $3 million acquisition of the assets of Platinum IT Consulting and its associated company Parker Clark Data Processing. The two profitable companies, which have served the New York and New Jersey markets for 25 years, have combined annual revenues in excess of $5 million. The acquisition included investments from Advantage Capital Development Corp. and another institutional fund as well as asset based financing.

Since the Company respects the confidentially of its clients it cannot publicly announce the names of the new company contracts but the contracts are with one of the world's leading software manufacturers, a major accounting organization, a professional sports league, a major health-care organization, a huge, multi-national diversified financial services company, a major European banking and financial services organization, a major brokerage and financial services company and one of the largest European insurance and financial services company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

NUMBER   EXHIBIT

10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ADVANTAGE CAPITAL
                                     DEVELOPMENT CORP.

                                     By: /s/ Jeff Sternberg
                                        ---------------------------------
                                             Jeff Sternberg, President

November 1, 2004